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                                                                  Exhibit 23.7


                  CONSENT OF PRUDENTIAL SECURITIES INCORPORATED



     As financial advisor to the Board of Directors of American Exploration Company ("American"), we hereby consent to the references to our firm under the captions "SUMMARY -- Opinion of Financial Advisors," "THE MERGER -- Background of the Merger," "THE MERGER -- Recommendation of the American Board and Reasons for the Merger," and "THE MERGER -- Opinion of Financial Advisor to American" in the Joint Proxy Statement/Prospectus of Louis Dreyfus Natural Gas Corp. ("LDNG") included in the Registration Statement on Form S-4 (File No. ___-__________) of LDNG and to the inclusion of a copy of our opinion letter as Appendix C to such Joint Proxy Statement/Prospectus. By giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.




                              PRUDENTIAL SECURITIES INCORPORATED


                              By: /s/ Allen Morton
                                  -------------------------------------
                                  Managing Director


New York, New York

September 2, 1997